Letter of Transmittal

Regarding Shares in
Pine Grove Alternative Fund
Tendered Pursuant to the Offer to Purchase
Dated August 25, 2014

This Letter of Transmittal Must Be
Received by Pine Grove Alternative Fund
by September 25, 2014

The Offer and Withdrawal Rights Will Expire
at 12:00 Midnight, Eastern Time, on
December 1, 2014, Unless the Offer Is Extended.

Complete this Letter of Transmittal, and Return or Deliver to
Pine Grove Alternative Fund:

Regular Mail:
Attn. Transfer Agent
Atlantic Fund Services
PO Box 588
Portland, ME 04112

Overnight Address:
Attn. Transfer Agent
Atlantic Fund Services
3 Canal Plaza, Ground Floor
Portland, ME 04101

For additional information:
Phone:  (855) 699-3103
Fax:  (207) 347-2195

E-mail Address: pinegrove.ta@atlanticfundservices.com

Ladies and Gentlemen:

The undersigned hereby tenders to Pine Grove Alternative Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated August 25, 2014 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.  The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

A non-interest bearing, non-transferable promissory note for the value of the purchased Shares will be mailed to the undersigned.  The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

The promissory note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer to Purchase.  Any Post-Audit Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds.  The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited net asset value of the Fund as of December 31, 2014, subject to an extension of the offer as described in Section 8 of the Offer to Purchase.

The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Fund’s financial statements, which is anticipated to occur no later than 60 days after March 31, 2015, the Fund’s fiscal year-end.  The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned.  Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX, MAIL OR E-MAIL THE FORM TO:  Pine Grove Alternative Fund, PO Box 588, Portland, ME 04112.  FOR ADDITIONAL INFORMATION, you may call the Fund at (855) 699-3103 or send a fax to the Fund at (207) 347-2195 or e-mail the Fund at pinegrove.ta@atlanticfundservices.com.

PART 1.                 NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder: ___________________________

Social Security No.

or Taxpayer

Identification No.: ___________________________

Telephone Number: ___________________________

Account Number: ___________________________

PART 2.	AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

All of the undersigned’s Shares.

That amount of the undersigned’s Shares having the following dollar value:

$___________________________

Note:  Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund.  This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

That amount of the undersigned’s Shares whose value is in excess of the minimum investment of $10,000 applicable for the Fund.

PART 3.                 PROMISSORY NOTE:

The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4.                 SIGNATURE(S):
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:
___________________________	___________________________
Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
___________________________	___________________________
Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
___________________________	___________________________
Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title
___________________________	___________________________
Print Name of Joint Tenant	Co-Signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)
___________________________
Print Name and Title of Co-Signatory

Date:  ________________________